UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Information.

Update on Government Investigations

As previously disclosed, on November 2, 2017, Osiris Therapeutics, Inc. (the “Company”) announced the resolution of an investigation by the Securities and Exchange Commission (the “SEC”) into the Company’s historical accounting practices.  The Company agreed to settle with the SEC, without admitting or denying the allegations of the SEC, by consenting to the entry of a final judgment, subject to court approval, that permanently restrains and enjoins the Company from violating certain provisions of the federal securities laws. As part of the settlement, the Company paid a civil penalty in the amount of $1,500,000.  On November 7, 2017, this settlement was approved by the United States District Court for the District of Maryland, through entry of a final judgment, resolving as to the Company the matters alleged by the SEC in the civil complaint against the Company.  The SEC civil case will continue against four former Company officers.

The Company previously announced that a criminal investigation that was being conducted by the U.S. Attorney’s Office for the Southern District of New York (“SDNY”) relating to matters that were also being investigated by the SEC.  The SDNY investigation resulted in a former chief financial officer of the Company entering into a guilty plea with the government.  Based on communications the Company has had with the SDNY since that time, the Company believes that other than the sentencing of the former company officer, and subject to any newly discovered information, the SDNY has concluded the criminal investigation with respect to Osiris-related matters.

As a result, the Company believes that both the previously disclosed SEC and SDNY investigations are now concluded with respect to the Company.

Forward Looking Statements

Certain matters discussed in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such forward-looking statements include statements regarding the conclusion of the government investigations, including the outcome of the SDNY’s criminal investigation.  The Company’s belief that the SDNY has concluded its criminal investigation with respect to Osiris-related matters is based on the Company’s assessment of its communications with the SDNY and the SDNY’s conduct.  Therefore, the Company is disclosing its belief, which it believes is reasonable based on the circumstances.  We caution you not to place undue reliance on any such forward-looking statements. Several factors could cause actual results to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to, the discovery of additional facts or new information in the ongoing SEC civil case against the former Company officers or otherwise, that would cause the SEC or SDNY to continue, re-start or initiate, as applicable, an investigation into the Company or its current or former directors, officers or other employees.  Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K/A filed on March 27, 2017. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

By:	/s/ RICHARD SKOW
Richard Skow
General Counsel

Date: December 5, 2017

3